Exhibit 23.2




                    CONSENT OF INDEPENDENT AUDITORS





     We consent to the incorporation by reference of our report dated February 10, 1997 with respect to the consolidated financial statements of TV Guide, Inc. (formerly United Video Satellite Group, Inc.) and our report dated February 10, 1997 (except for the Liberty Transaction described in Note 2, as to which the date is March 29, 1999), with respect to the supplemental consolidated financial statements of TV Guide, Inc. (formerly United Video Satellite Group, Inc.) each included in the Annual Report (Form 10-K) for the year ended
December 31, 1998, in the following registration statements and related prospectuses.


     Stock Option Plan for       Form S-8        File No. 33-72272
     Non-Employee Directors,
     The Equity Incentive
     Plan and the Stock
     Option Assumption
     Agreements of United
     Video Satellite
     Group, Inc.

     United Video Satellite      Form S-8        File No. 333-2866
     Group, Inc. 401(k) Plan

     United Video Satellite      Form S-8        File No. 333-2978
     Group, Inc. Stock Option
     Plan for Non-Employee
     Directors





                                     Ernst & Young LLP


Tulsa, Oklahoma
March 31, 1999
                                  1


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